EXHIBIT 10.5

Execution Copy
INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented, extended, joined and/or otherwise modified from time to time, the “IP Security Agreement”) dated as of May 29, 2012, is made by the Persons listed on the signature page hereof (individually, each a “Grantor” and collectively, jointly and severally, the “Grantors”) in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for itself and as agent for the other Lenders party from time to time to the Credit Agreement referred to below (PNC, together with its successors and assigns in such capacity, “Agent”).

WHEREAS, ENGLOBAL CORPORATION, a corporation organized under the laws of the State of Nevada (“Holdings”), ENGLOBAL U.S., INC., a corporation organized under the laws of the State of Texas (“ENGlobal US”), ENGLOBAL INTERNATIONAL, INC., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGLOBAL GOVERNMENT SERVICES, INC., a corporation organized under the laws of the State of Texas (“ENGlobal Government”; and together with Holdings, ENGlobal US, and ENGlobal International, individually, each a “Borrower” and jointly and severally, “Borrowers”), have entered into a Revolving Credit and Security Agreement, dated as of the date hereof, with Agent and the Lenders party thereto (as amended, amended and restated, supplemented, extended, joined and/or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement);

WHEREAS, under the terms of the Credit Agreement and the Other Documents, each Grantor has granted to Agent, for the benefit of the Lenders, a security interest in, among other property, all Intellectual Property of such Grantor, and has agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other Governmental Bodies.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

SECTION 1. Definitions.  The following terms have the meanings set forth below:

(a) “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor:  (i) all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or political subdivision thereof, whether registered or unregistered and whether published or unpublished), rights and interests in copyrights, works protectable by copyright, and General Intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings, and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof and all research and development relating to the foregoing, (ii) all reissues, extensions, continuations, and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages, claims, and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present and future infringements thereof, (iv)

rights corresponding thereto throughout the world and (v) rights to sue for past, present, and future infringements thereof, in each case, to the extent assignable by such Grantor.

(b) “Copyright License” means any and all rights now owned or hereafter acquired by any Grantor under any written or oral agreement granting any right to use any Copyright or Copyright registration, in each case to the extent assignable by such Grantor.

(c) “Patents” shall mean one or all of the following now or hereafter owned by any Grantor or in which any Grantor now has or hereafter acquires any rights:  (i) all letters patent of the United States or any other country, all registrations, and recordings thereof, and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations, or extensions of any of the foregoing and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

(d) “Patent License” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights:  to the extent assignable by a Grantor, any written agreement granting any right to make, use, sell, and/or practice any invention or discovery that is the subject matter of a Patent, in each case to the extent assignable by such Grantor.

(e) “Trademarks” shall mean one or all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights:  (i) all trademarks (whether registered or unregistered), trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints, and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all reissues, extensions, or renewals thereof and (iii) the goodwill associated with or symbolized by any of the foregoing.

(f) “Trademark License” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights:  any written agreement granting any right to use any Trademark or Trademark registration, in each case to the extent assignable by such Grantor.

SECTION 2. Grant of Security.  Each Grantor hereby grants to Agent, for the benefit of the Lenders, a security interest in all of such Grantor’s right, title, and interest in and to the following (the “Collateral”) subject to the terms of the definition thereto:

(i) all of its Patents and all Patent Licenses to which it is a party, including, but not limited to, those set forth on Schedule A hereto;

(ii) all of its Trademarks and all Trademark Licenses to which it is a party, including, but not limited to, those set forth on Schedule B hereto, together with all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License;

(iii) all of its Copyrights and all Copyright Licenses to which it is a party, including, but not limited to, those set forth on Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or injury with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all products and proceeds of, collateral for, income, royalties, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 3. Security for Obligations.  The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the prompt and complete payment and performance when due of all of the Obligations, whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses, or otherwise.

SECTION 4. Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable Governmental Body record this IP Security Agreement.

SECTION 5. Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Credit Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, Agent with respect to the Collateral are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law.  This IP Security Agreement shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Texas.

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Execution Copy
IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS

ENGLOBAL CORPORATION

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL U.S., INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL INTERNATIONAL, INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL GOVERNMENT SERVICES, INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

[Signature Page to IP Security Agreement]